Exhibit 10.1

                                ESCROW AGREEMENT
                                ----------------

         This Escrow Agreement (this "Agreement") is entered into as of this 6th day of September, 2004, among Shmuel Shneibalg and Steven W. Bingaman (together, "Owner"), Dr Larry Ball, President and CEO of Global General Technology, a company incorporated in the State of Nevada ("GGT") and David Lubin (the "Escrow Agent").

                                 R E C I T A L S


         WHEREAS, Owner is purchasing 90% of the issued and outstanding share capital (the "Shares") of a company incorporated in the State of Nevada (the "Company") which is listed on the Over The Counter Bulletin Board and is current in its filing requirements with the Securities and Exchange Commission (the "SEC");

         WHEREAS, GGT desires to become a subsidiary of Company which will be sponsored and spun off as a separate entity listed on the Over The Counter Bulletin Board;

         WHEREAS, upon signing of this agreement, Dr. Ball agrees to wire $200,000 to an Escrow account no later than September 8, 2004. Dr. Ball and GTT agree and acknowledge that said fund shall be used by the Owner as expenses to facilitate the process;

         WHEREAS, Owner agrees to put in 90% of the existing shares of the Company in Escrow as security for GGT;

         WHEREAS, upon receipt of the said fund, Owner shall start legal procedure immediately to sponsor and spin off GGT to its shareholders until it can be listed on the Over The Counter Bulletin Board.

         WHEREAS, Owner agrees to actively assist in the fundraising for GGT up to $3,000,000 on the best effort basis to be compensated for such effort as part of a separate agreement.

         WHEREAS, Upon raising of $200,000, Dr. Ball will receive $200,000 less expenses which is estimated to be between $30,000 to $45,000. Upon receipt of this fund, all the shares held in escrow as security shall be relinquished by GGT and returned free and clear to the Owner or it's assignee.

         WHEREAS, Owner and GGT desire to appoint the Escrow Agent to hold and dispose of the Shares in accordance with the terms of this Agreement, and the Escrow Agent is willing to act as an escrow agent upon the terms and conditions hereof.

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the parties agree as follows:

         1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed by all the parties hereto to act as the Escrow Agent, and agrees to receive, hold, administer and deliver the Shares in accordance with the terms of this Agreement.

         2. Establi
shment of Escrow and Release Thereof.

         (a) Simultaneous with the execution and delivery of this Agreement, GGT is depositing $200,000 with the Escrow Agent. Upon receipt of said funds, Escrow Agent shall remit the $200,000 to Owner. GGT agrees and acknowledges that said funds shall be used by the Owner in its sole and absolute discretion.
         (b) Upon receipt of the Shares, the Owner will deposit with the Escrow Agent the Shares, along with executed stock powers.
         (c) To the extent that the Shares are held in escrow pursuant to the terms of this Agreement, on all matters to come before the shareholders of the Company, the Escrow Agent shall vote the Shares in the manner directed by Owner.
         (d) Upon receipt by the Escrow Agent of a notice from GGT and Owner that the GGT entity has been spun out from the Company and instructions as to where the Shares are to be sent, the Escrow Agent shall release the Shares from escrow in accordance with the instructions thereof.

         3. Declaration of Escrow. The Escrow Agent hereby declares and agrees that it will hold, administer and deliver the Shares and the executed stock powers (collectively, the "Escrow Deposit") in accordance with and subject to the express provisions of this Agreement.

         4. Escrow Period. The term of this Agreement (the "Term") shall commence upon the execution and delivery of this Agreement by the parties hereto and shall expire when the Escrow Agent distributes the Escrow Deposit and proceeds thereof as provided for herein.

         5. Provisions Concerning the Escrow Agent.

                  (a) Amendments and Modifications. The Escrow Agent shall not, in any way, be bound or affected by any amendment, modification or cancellation of this Agreement which increases or alters the obligations of the Escrow Agent under or pursuant to this Agreement, unless the same shall have been agreed to in writing by the Escrow Agent.

                  (b) Out of Pocket Expenses. Owner and GGT agree to pay, jointly and severally, any and all out of pocket expenses incurred by the Escrow Agent in performing its duties hereunder.

                  (c) Duties of Escrow Agent. This Agreement sets forth the entire duties and obligations of the Escrow Agent with respect to any and all matters pertinent to its acting as such hereunder. The Escrow Agent shall not have duties or responsibilities under this Agreement other than those specifically set forth herein and shall act only in accordance with the provisions hereof. The Escrow Agent shall be entitled to rely upon any instructions or directions to it in writing under this Agreement signed or presented by any of the other parties and shall be entitled to treat as genuine any instructions or document delivered to the Escrow Agent hereunder and reasonably believed to be genuine and to have been presented by the proper party or parties, without being required to determine the authenticity or correctness of any fact stated therein, or the authority or authorization of the person or persons making and/or delivering the same to do so.

                  (d) Liabilities of Escrow Agent. Neither the Escrow Agent nor any of the partners, associates, employees, representatives or agents of the Escrow Agent shall be liable to any of the parties hereto or any of their affiliates, including without limitation, their officers, directors, stockholders, employees, agents and successors and assigns or to any other person or entity, for or in respect of any loss, claim, damage, liability or expense (including, without limitation, attorneys' fees and expenses) resulting from or arising out of any act or failure to act by the Escrow Agent in connection with this Agreement, other than for any loss, claim, damage, liability or expense which shall be finally adjudicated to be the result of bad faith or willful misconduct on the part of the Escrow Agent or any of the partners, associates, employees, representatives or agents of the Escrow Agent. More specifically, the Escrow Agent (i) shall not be liable for any error of judgment made by it in good faith; and (ii) may consult with counsel of its own choice whenever the Escrow Agent shall deem it convenient or appropriate, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith.

                  (e) Discharge of Escrow Agent.Notwithstanding anything in this Agreement to the contrary, upon the distribution of the Escrow Deposit in accordance with the terms and conditions of this Agreement, the Escrow Agent shall be released, relieved and discharged from all duties and obligations hereunder.

                  (f) Indemnity. Each of the Owner and GGT shall jointly and severally indemnify and hold the Escrow Agent and any of the partners, associates, employees, representatives or agents of the Escrow Agent, harmless from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees and disbursements) arising out of or in connection with any act or failure to act (other than by reason of any bad faith or willful misconduct) on the part of the Escrow Agent in connection with any of the duties required or permitted to be performed by the Escrow Agent hereunder.

                  (g) Resignation of Escrow Agent. At any time that the Escrow Agent so chooses, the Escrow Agent may resign from his duties hereunder by giving not less than five (5) days written notice to all the parties hereto. Prior to the expiration of such five day period, the parties shall mutually designate a successor escrow agent; provided, that, notwithstanding any resignation date set forth in the Escrow Agent's notice, such resignation shall not take effect until receipt by the Escrow Agent of an instrument duly executed by all the parties hereto and the successor escrow agent evidencing its appointment as Escrow Agent hereunder and acceptance of this Agreement. If no successor escrow agent is appointed within such five day period, the Escrow Agent may deposit the Escrow Deposit with a court of competent jurisdiction as provided in Section (h) below and thereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

                  (h) Deposit of Escrow Deposit With Court. Notwithstanding anything herein to the contrary, in any one of the following events:
         (i) any disagreement between the parties to this Agreement resulting in adverse claims or demands being made against the Escrow Deposit; (ii) the Escrow Agent in good faith is in doubt as to what action it should take hereunder; or (iii) the Escrow Agent wishes to resign and no successor escrow agent is appointed, the Escrow Agent may be discharged of its duties and obligations hereunder upon its deposit, at any time after a written notice is given to all the parties hereto, of the Escrow Deposit with a court of competent jurisdiction. The parties hereto agree to submit to the personal jurisdiction of any such court, and consent to service of process by hand delivery or mail delivery thereof to their respective addresses set forth in Section 6(b) hereof.

                  (i) Legal Representation. Each of the parties acknowledges that the Escrow Agent has not acted as legal counsel to either party and is not acting in his capacity as legal counsel to any party in connection with this Agreement or any of the transactions contemplated thereby. Each party represents to the Escrow Agent that it has received advice from counsel of its own choosing regarding the transactions contemplated herein. Notwithstanding the foregoing, each of the parties' waives any objections or rights it has or may have which would impair, hinder or eliminate the Escrow Agent's right or ability to represent or counsel the other party or their affiliates after the date hereof. The foregoing notwithstanding, in the event of a dispute with respect to the subject matter of this Agreement, the Escrow Agent shall cease to serve as Escrow Agent hereunder, and a successor escrow agent shall be appointed in accordance with Section 5(g) herein.

         6. Miscellaneous.

                  (a) Entire Agreement.This Agreement embodies the entire agreement and understandings between the parties hereto relating to the subject matter hereof and may only be changed by a writing signed by all parties hereto.

                  (b) Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered: (i) if delivered in person; or (ii) five (5) business days following the mailing thereof, if mailed within the US and mailed by certified or registered mail, return receipt requested; or (iii) the third business day following the delivery thereof, if delivered through an internationally recognized overnight carrier, addressed to each party hereto as follows:

                  If to the Owner, at:

                  Shmuel Shneibalg and Steven W. Bingaman
                  5509 11th Ave,
                  Brooklyn, NY 11219
                  Tel: 917-816-0790
                  Email: smshneibalg@verizon.net

                  If to GGT, at:

                  Larry L. Ball, PhD, CEO
                  GGT (Global General Technology, Inc.)
                  2053 Grant Road, Suite 404
                  Los Alto, CA 94024
                  Tel: 650-796-0857
                  Email: lball@globalgeneraltech.com

                  If to the Escrow Agent:

                  David Lubin, Esq.
                  92 Washington Avenue
                  Cedarhurst, NY 11516
                  Tel:516-569-4200/800-727-8637


         or at such other address as any party may designate by means of notice given in accordance with this Paragraph 6(b).

                  (c) Headings. The headings of the paragraphs of this Agreement have been inserted for convenience only, and shall not modify, define, limit or expend the express provisions of this Agreement.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

                  (e) Consent to Jurisdiction. All actions and proceedings arising out of, or relating to this Agreement shall be exclusively heard and determined only in any state or federal court sitting in New York, New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably: (i) consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail, delivered or addressed as set forth in Section 6(b); and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTES HEREOF.

                  (f) Binding Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, provided that no party other than the Escrow Agent may assign their obligations hereunder without the prior written consent of the Escrow Agent.

                  (g) Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.


      [Remainder of Page Intentionally Omitted; Signature Pages to Follow]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written.




By: /s/ Larry L. Ball                                   Date  6 Sept, 2004
   ---------------------------------------------             ------------------
   Larry L. Ball, PhD, CEO
   GGT (Global General Technology, Inc.)





By: /s/ Shmuel Shneibal   /s/ Steven W. Bingaman        Date
   ---------------------------------------------             ------------------
   Shmuel Shneibalg and Steven W. Bingaman
   Owner of the Company




Escrow Agent:
David Lubin, Esq.
92 Washington Avenue
Cedarhurst, NY 11516

                           Wire Transfer Instructions
                           --------------------------
Fleet Bank N.A.
400 Central Avenue
Lawrence, New York 11559
Bank Contact: Angela Haseq
ABA:  021202162
SWIFT:  FNBBUS33NYC

Phone: 516-569-4200 or 800-727-8637
Master Escrow Account:  #9429354769
Account name: David Lubin, Esq.